Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



           We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Alvarion Ltd. 2002 Global Share Option Plan, of our report, dated February 6, 2002 with respect to the consolidated financial statements of Alvarion Ltd. included in its annual report (Form 20-F) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.






Tel Aviv, Israel
March 27, 2003






                                          /s/ KOST, FORER and GABBAY

                                          KOST, FORER and GABBAY
                                          A Member of Ernst & Young Global